Exhibit A

THE FEDERAL REPUBLIC OF NIGERIA

$300,000,000 5.625% Diaspora Bonds due 2022

UNDERWRITING AGREEMENT

Dated: June 19, 2017

THE FEDERAL REPUBLIC OF NIGERIA

$300,000,000 5.625% Diaspora Bonds due 2022

UNDERWRITING AGREEMENT

June 19, 2017

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

The Standard Bank of South Africa Limited

as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

United States

The Standard Bank of South Africa Limited

3rd Floor, East Wing

30 Baker Street, Rosebank

Johannesburg 2196

South Africa

Ladies and Gentlemen:

The Federal Republic of Nigeria, (the “Issuer”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and The Standard Bank of South Africa Limited (“Standard Bank”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Standard Bank are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of $300,000,000 principal amount of 5.625% Diaspora Bonds of the Issuer (the “Securities”) to be issued under a fiscal agency agreement, expected to be dated on or about June 27, 2017 (the “Fiscal Agency Agreement”), between the Issuer, the fiscal agent named therein (the “Fiscal Agent”) and the other parties thereto, in the respective forms filed or to be filed as exhibits to the Registration Statement (as hereinafter defined).

The Issuer understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Issuer has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement pursuant to Schedule B (No. 333-216840), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).

The Issuer has prepared a preliminary prospectus dated May 31, 2017 and a further preliminary prospectus dated June 12, 2017 (each a UK Preliminary Prospectus), which is an advertisement and does not comprise a prospectus for the purposes of EU Directive 2003/71/EC (as amended) (the Prospectus Directive) and/or Part VI of the Financial Services and Markets Act (FSMA) or otherwise.

The Issuer has prepared a prospectus to be approved on or about June 20, 2017 (the UK Prospectus), which comprises a prospectus for the purposes of the Prospectus Directive and/or Part VI of FSMA.

Promptly after execution and delivery of this Agreement, the Issuer will prepare and file a prospectus (in the same form as the UK Prospectus) in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement,” and all references to Registration Statement shall include each UK Preliminary Prospectus, as applicable in the context. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus”, and all references to preliminary prospectus shall include each UK Preliminary Prospectus, as applicable in the context. The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus,” and all references to Prospectus shall include the UK Prospectus, as applicable in the context. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Affiliate” has the meaning as such term is defined under Rule 501(b) under the 1933 Act.

“Applicable Time” means 1:49 P.M., New York City time, on June 19, 2017 or such other time as agreed by the Issuer and the Representatives.

“External Indebtedness” means Indebtedness expressed or denominated or payable or which, at the option of the relevant creditor may be payable, in any currency other than the lawful currency from time to time of the Issuer.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time, the UK Preliminary Prospectus dated June 12, 2017 and the information included on Schedule B-1 hereto, all considered together.

“Indebtedness” means any obligation (whether present or future) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Issuer, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g), and including any advertisement for the purposes of the Prospectus Directive and/or Part VI of FSMA, as applicable in the context.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Supplemental Materials” means the documents specified in Schedule B-3 hereto.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Issuer. The Issuer represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s knowledge, contemplated. The Issuer has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, as of its date or date of publication (in the case of each UK Preliminary Prospectus or in the case of any amendments or supplements thereto), at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the date of this Agreement, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each UK Preliminary Prospectus (as of its date or the date of its publication) and the Prospectus contains all material information with respect to the Issuer and the Securities (including all information which, according to the particular nature of the Issuer and the Securities, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospectus of the Issuer and of the rights attaching to the Securities). The Supplemental Materials (I) are true and accurate in all material respects; (II) any opinions, predictions or intentions expressed in the Supplemental Materials are honestly held or made, have been reached after considering all relevant circumstances and are based upon reasonable assumptions; and in respect of (I) and (II) above, the Issuer has made all reasonable enquiries to that effect. The summary set out in the Prospectus is not misleading, inaccurate or inconsistent when read with other parts of the Prospectus and provides, when read together with other parts of the Prospectus, key information in order to aid prospective investors when considering whether to invest in the Securities.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be: (i) the names of the underwriters and their respective affiliates; (ii) the information in the first and second paragraphs under the heading “Plan of Distribution–Short Positions” and (iii) the second paragraph under the heading “Other Relationships” under the heading “Plan of Distribution–Other Relationships” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) UK Prospectus. The UK Prospectus contains all the information required by (i) section 87A of FSMA and otherwise complies with the prospectus rules made under the FSMA; and (ii) required by Nigerian law and regulations and otherwise complies with such law and regulations to the extent applicable.

(iv) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(v) Issuer Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an ineligible issuer.

(vi) Financial and Statistical Data. The financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, has (A) been taken from, and correctly extracted from, the official governmental records of the Issuer or, where such information has been taken from a third party named in the Registration Statement, the General Disclosure Package and the Prospectus, from data published by such third party, (B) where such data has been converted into United States Dollars (“USD”), that such conversion has been accurately calculated in accordance with the relevant exchange rate specified in the Registration Statement, the General Disclosure Package and the Prospectus (as applicable), and (C) to the extent required, the Issuer has obtained the written consent to the use of such data from such third-party sources.

(vii) No Material Adverse Change in Position. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which the information is given in the Registration Statement, General Disclosure Package and Prospectus, there has been no material adverse change in the fiscal, economic or political position or prospects of the Issuer that would materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities (a “Material Adverse Effect”).

(viii) Authorization and Enforceability of Agreement. This Agreement and the Fiscal Agency Agreement (together, the “Agreements”) have been duly authorized, executed and delivered by the Issuer, and constitute legal, valid, binding and enforceable obligations of the Issuer, subject, as to enforcement, to bankruptcy, liquidation, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(ix) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Issuer have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered pursuant to the Fiscal Agency Agreement against payment of the consideration set forth herein, will constitute legal, valid and binding obligations of the Issuer enforceable pursuant to their term, subject, as to enforcement, to bankruptcy, liquidation, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles. The Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(x) Status. The Securities constitute and will constitute direct, general, unconditional and unsubordinated External Indebtedness of the Issuer for which the full faith and credit of the Issuer is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated External Indebtedness of the Issuer. It is understood that this provision shall not be construed so as to require the Issuer to make payments under the Securities ratably with payments being made under any other External Indebtedness

(xi) Absence of Defaults and Conflicts. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Issuer is not in default under the provisions of any agreement or instrument evidencing or relating to any outstanding indebtedness for borrowed money, and neither the execution and delivery of the Agreements or the Securities, nor the consummation of the transactions therein or herein contemplated, nor compliance with the terms and provisions of the Agreements or the Securities, including performance of each of the obligations contained in the Securities (A) will conflict with, violate or result in a breach of any of the constitution of the Issuer or any law or administrative regulation of or applicable to the Issuer, (B) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material instrument to which the Issuer is a party or of which the Issuer is bound or constitute a default thereunder, or (C) will result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of the Issuer under any such agreement or instrument.

(xii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Issuer is not engaged in any governmental, litigation, arbitration, prosecution, investigation or other legal proceeding or inquiry nor, so far as Issuer is aware, is any such proceeding or inquiry pending or threatened against the Issuer nor, so far as the Issuer is aware, is there any claim or any fact likely to give rise to a claim, which might result, individually or in the aggregate, in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in the Agreements or the Securities, or the performance by the Issuer of its obligations hereunder; and the aggregate of all pending proceedings or inquiries to which the Issuer is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, could not result in a Material Adverse Effect.

(xiii) Absence of Further Requirements. All authorizations, consents and approvals necessary or required for the performance by the Issuer of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Agreements have been obtained and are in full force and effect.

(xiv) Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus in respect of payments of interest under the Securities, all payments of principal and interest in respect of the Securities and all payments by the Issuer under this Agreement, will be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Federal Republic of Nigeria or any political subdivision or authority thereof or therein having power to tax.

(xv) Stamp Duty. No stamp duty, stamp duty reserve tax, documentary, issue, registration, transfer, transaction, or other similar taxes or duties (including court fees) or stock exchange levies (together with any related costs, fines, penalties, or interest) are payable in the Federal Republic of Nigeria in connection with (i) the issuance, sale and delivery by the Issuer of the Securities to or for the account of the Underwriters in the manner contemplated in this Agreement; (ii) the execution and delivery of the Agreements and the issuance or sale of the Securities and (iii) the consummation of the transactions contemplated herein.

(xvi) Foreign Government. The Issuer is a foreign government as defined in Rule 405 under the 1933 Act and is eligible to register securities under Schedule B of the 1933 Act, and the Securities will be backed by the full faith and credit of a foreign government within the meaning of Rule 903(b)(1)(iii) of Regulation S under the 1933 Act.

(xvii) IMF. The Issuer is a member, in good standing, of the International Monetary Fund (“IMF”) and is eligible to use the general resources of the IMF.

(xviii) Waiver of immunity. The execution and delivery of the Agreements and the Securities, the performance of the obligations thereunder and the offering and sale of the Securities constitute private and commercial acts rather than public or governmental acts, as such terms are defined under the United States Foreign Sovereign Immunities Act of 1976, as amended (and as interpreted by applicable case law). The Issuer has, to the fullest extent permitted by applicable law and subject to the limits set forth in the Agreements and the Securities, duly waived any and all immunity (including sovereign immunity) from suit, execution, attachment or any other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in the courts identified in the Agreements and the Securities, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with the Agreements and the Securities. The waiver of immunity by the Issuer contained or to be contained in the Agreements and the Securities, the appointment of the authorized agent in the Agreements and the Securities, the consent by the Issuer to the jurisdiction of the courts specified in the Agreements and the Securities and the provisions stating that the laws of the State of New York govern the Agreements and the Securities, are irrevocably binding on the Issuer.

(xix) Anti-Money Laundering Laws. The Issuer and to the best knowledge of the Issuer, each of the Issuer’s Affiliates, is in material compliance with all anti-money laundering statutes, laws and regulations to which it is subject (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court, governmental body, regulatory body, administrative agency, arbitrator or other authority, body or agency having jurisdiction over the Issuer or any of its Affiliates involving the Issuer or its Affiliates with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(xx) OFAC. None of the Issuer or, to the best knowledge of the Issuer, government official of the Issuer is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); and the Issuer will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(b) Official’s Certificates. Any certificate signed by any official of the Issuer delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, that number of Securities set forth in Schedule A opposite the name of such Underwriter.

(b) Payment. Payment of the purchase price for the Securities shall be made by wire transfer, and delivery of certificates for the Securities (if applicable) shall be made at such places as shall be agreed upon by the Representatives and the Issuer, at or about 9:00 A.M. (New York City time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Issuer (such time and date of payment and delivery being herein called “Closing Time”).

The Securities to be purchased by the Representatives will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Issuer with The Depository Trust Company (“DTC”) or its designated custodian. Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, not less than 48 hours in advance, against delivery of the Securities by the Issuer causing DTC to credit such Securities to the respective accounts of the Representatives for the respective accounts of the Underwriters as participants of DTC . The Representatives and the Underwriters shall instruct DTC as to the allocation of interest in the global securities representing the Securities among the accounts of participants at DTC. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch and Standard Bank, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Issuer. The Issuer covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Issuer, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Issuer becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Issuer will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuer will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Issuer will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuer, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuer will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Issuer shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Issuer will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c) Delivery of Registration Statements. The Issuer has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (but not including for these purposes, each UK Preliminary Prospectus) as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Issuer has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and each UK Preliminary Prospectus as such Underwriter reasonably requested, and the Issuer hereby consents to the use of such copies for purposes permitted by the 1933 Act and for distribution by the Underwriters in connection with the offering of the Securities. The Issuer will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and, in the case of the UK Prospectus, published as required by the Prospectus Directive.

(e) Blue Sky Qualifications. The Issuer will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign issuer or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Use of Proceeds. The Issuer will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(g) Listing. The Issuer shall, if it has not already done so, make an application for the Securities to be listed on the Official list (the Official List) maintained by the UK Listing Authority (the UKLA) and admitted to trading on the London Stock Exchange plc’s (the London Stock Exchange) regulated market (which together constitute official listing on the London Stock Exchange). In connection with such application, the Issuer shall endeavor to obtain the listing as promptly as practicable and the Issuer shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listing.

If (after the approval of the UK Prospectus by the UKLA and before the commencement of trading in the Securities on the London Stock Exchange’s regulated market) there arises or is noted a significant new factor, material mistake or inaccuracy relating to the information included in the UK Prospectus which is capable of affecting the assessment of the Securities, then the Issuer shall give to the Underwriters full information about the change or matter and shall produce and publish a supplementary prospectus (in a form approved by the Underwriters, such approval not to be unreasonably withheld or delayed) in accordance with section 87(G) of the FSMA.

If the Securities cease to be admitted to trading on the London Stock Exchange’s regulated market the Issuer shall use its best endeavours promptly to admit the Securities to trading on another European Economic Area regulated market (for the purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC)) to be agreed between the Issuer and the Underwriters.

(h) Restriction on Sale of Securities. Until 30 days after the Closing Time, the Issuer will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities similar to the Securities issued or guaranteed by the Issuer to be placed in the international or United States capital markets that are denominated in USD and that mature more than one year after their respective dates of issue.

(i) Reporting Requirements. The Issuer, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) within the time periods required by the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”). Additionally, the Issuer shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(j) Issuer Free Writing Prospectuses. The Issuer agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.

The Issuer represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) Reports. The Issuer will make generally available to its security holders in the United States and to the Representatives, as soon as practicable, a statement in reasonable detail in the English language of the revenues and expenditures of the Issuer covering the first full fiscal year of the Issuer commencing after the date hereof, which will satisfy the requirements of Section 11(a) of the 1933 Act.

(l) Taxes. The Issuer will bear and pay (i) any stamp, issue, registration, documentary or other similar duties or taxes including interest and penalties, payable or imposed by the Federal Republic of Nigeria, the United Kingdom or the United States on or in connection with the creation, issue, sale and initial delivery of the Securities or the underwriting of the Securities in accordance with the terms of this Agreement and the execution, delivery and performance of this Agreement and (ii) all payments in respect of the Issuer’s obligations under this Agreement, shall be paid without set off or counterclaim, and made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, levies, funds, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Federal Republic of Nigeria or any political subdivision or any authority thereof or therein having power to tax and all interest, penalties or similar liabilities with respect thereto (“Taxes”), unless such withholding or deduction is required by law. In that event, save for fees due pursuant to Section 4(a), the Issuer shall increase the relevant amount payable by such an amount (“Additional Amounts”) as will result in the receipt by the relevant Underwriters of such amounts as would have been received by them if no such withholding or deduction had been required; provided, however, that no Additional Amounts shall be payable to the extent that Taxes would not have been imposed but for the existence of any present or former connection between the relevant Underwriters and the Federal Republic of Nigeria (including, without limitation, such Underwriters being or having been a resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than connections arising solely with respect to this Agreement or the holding of the Securities.

Where a payment under this Agreement (or any part of it), excluding the fees due pursuant to Section 4(a), constitutes consideration (or any part thereof) for any supply of services made hereunder, the Issuer shall pay such amounts as equal any value added tax (“VAT”) properly payable thereon on receipt of a valid VAT invoice (if applicable).

SECTION 4. Payment of Expenses.

(a) Expenses. Subject to any limits on expenses as may have been agreed in writing between the Issuer and the Representatives, the Issuer will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Issuer’s counsel and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Issuer relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officials of the Issuer and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the admission of the Securities to the official list of the UKLA and to trading on the London Stock Exchange’s regulated market, (x) all costs and expenses of printing and distributing the Fiscal Agency Agreement, and the fees and expenses of the Fiscal Agent and any paying agents under the Fiscal Agency Agreement, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii), and (xii) the fees and disbursements of counsel for the Underwriters incurred under this Agreement and the offering and sale of the Securities and, with respect to the other Underwriters (excluding the Representatives), any out of pocket costs and expenses reasonably incurred under this Agreement and the offering and sale of the Securities to be agreed with the Issuer.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, subject to any limits on expenses as may have been agreed in writing between the Issuer and the Representatives, the Issuer shall reimburse the Underwriters for all of their out-of-pocket expenses incurred under this Agreement and the offering and sale of the Securities, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuer contained herein or in certificates of any official of the Issuer delivered pursuant to the provisions hereof, to the performance by the Issuer of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s knowledge, contemplated; and the Issuer has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Issuer. At the Closing Time, the Representatives shall have received the favorable opinions, dated the Closing Time, of the Ministry of Justice of Nigeria, Arnold & Porter Kaye Scholer LLP, United States counsel for the Issuer, and Olaniwun Ajayi LP, Nigerian counsel for the Issuer, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinions, dated the Closing Time, of Allen & Overy LLP, United States counsel for the Underwriters, and Banwo & Ighodalo, Nigerian counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to the matters the Representatives require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officials and other representatives of the Issuer and certificates of public officials.

(d) Official’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the fiscal, economic or political position or prospects of the Issuer, whether or not arising in the ordinary course, and the Representatives shall have received a certificate of the Director General of the Debt Management Office of the Federal Republic of Nigeria, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Issuer in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated, and (v) no proceeding has been initiated or threatened to restrain or enjoin the issuance or delivery of the Securities by the Issuer or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Securities have been issued or to question the validity of the Securities and none of said laws, proceedings, directives, resolutions, approvals, consents or orders have been repealed, revoked or rescinded in whole or in part.

(e) Approval and publication of UK prospects, and Listing. At the Closing Time, the UK Prospectus has been approved as a prospectus by the UKLA and published as required by the Prospectus Directive, and the Securities shall have been admitted to trading on the London Stock Exchange’s regulated market.

(f) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(g) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Issuer by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Issuer at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), (B) in any materials or information provided to investors by, or with the approval of, the Issuer in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Issuer (electronically), or (C) in any Supplemental Materials, or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus, in any Marketing Materials or in any Supplemental Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuer;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Issuer and Officials. Each Underwriter severally agrees to indemnify and hold harmless the Issuer and each of its officials who signed the Registration Statement, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each official of the Issuer who signed the Registration Statement or provided certificates pursuant to this Agreement, shall have the same rights to contribution as the Issuer. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officials of the Issuer submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents or any person controlling any Underwriter, its officers or directors and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Issuer, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the fiscal, economic or political position or prospects of the Issuer, whether or not arising in the ordinary course, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuer has been suspended or materially limited by the Commission or the London Stock Exchange, or (iv) if trading generally on the London Stock Exchange, NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either United States federal or New York or United Kingdom authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Issuer shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication (including e-mail). Notices to the Underwriters shall be directed to the Representatives at: Merrill Lynch, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, United States, attention of High Grade Transaction Management / Legal (facsimile: +1 (212) 901-7881) and The Standard Bank of South Africa Limited, 3rd Floor, East Wing, 30 Baker Street, Rosebank, Johannesburg 2196, South Africa, attention: Debt Capital Markets (facsimile: +27 (86) 587 6949); notices to the Issuer shall be directed to it at the Federal Republic of Nigeria, The Debt Management Office, The Presidency, NDIC Building, Plot 447/448 Constitution Avenue, Central Business District, PMB 532, Garki – Abuja, Nigeria, e-mail: enquiries@dmo.gov.ng.

SECTION 12. No Advisory or Fiduciary Relationship. The Issuer acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, any of its Affiliates or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or any of its Affiliates on other matters) and no Underwriter has any obligation to the Issuer with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Issuer has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Issuer and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Issuer and their respective successors, and the said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Issuer (on its behalf and, to the extent permitted by applicable law, on behalf of its Affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS THAT WOULD REQUIRE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF NIGERIA.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. With respect to any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”), the Issuer and each of the Underwriters irrevocably submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan in the City of New York, New York (collectively, the “Specified Courts”). The state and federal courts located in the Borough of Manhattan in the City of New York, New York shall be the exclusive forum for any Related Proceeding (except for proceedings instituted to enforce a judgment issued in a Related Proceeding (a “Related Judgment”), as to which the choice of forum is non-exclusive). Service of any process, summons, notice or document by mail to the applicable party’s address set forth below shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and with respect to proceedings instituted to enforce a Related Judgment, and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Issuer irrevocably appoints and agrees to maintain the person for the time being and from time to time acting as and discharging the function of Consul General of the Federal Republic of Nigeria in the City of New York with an office on the date hereof at 828 2nd Avenue New York, New York 10017 (the “Process Agent’), and Standard Bank irrevocably appoints Standard New York, Inc., 520 Madison Avenue 28th Floor, New York, New York 10022 Attention: Compliance Department (telephone: +1 (212) 407-3848), as their respective authorized agents to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in The City of New York. The Issuer hereby agrees that failure of its authorized agent to give notice to the Issuer, or failure of the Issuer to receive notice of such service of process, shall not affect in any way the validity of such service on the authorized agent or the Issuer. In addition, the Issuer hereby agrees that no documents or agreements to which it is a party or to which it or its property is subject will affect the right of any party to serve legal process in any other manner permitted by law. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. Notwithstanding the foregoing, the Issuer does not hereby waive such immunity from execution or attachment in respect of (a) property, including any bank account, used by a diplomatic or consular mission of the Issuer or its special missions or delegations to international organizations, (b) property of a military character and under the control of a military authority or defense agency of the Issuer or (c) property located in the Federal Republic of Nigeria and dedicated to a public or governmental use by the Issuer (as distinct from property which is for the time being in use or intended for use for commercial purposes within the meaning of the United States Foreign Sovereign Immunities Act of 1976, as amended). Notwithstanding the foregoing, the Issuer does not consent to service of process or waive sovereign immunity with respect to actions brought against it under United States federal securities laws or any securities laws of any states of the United States, and the Issuer’s appointment of the Process Agent does not extend to such actions.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representatives a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Issuer in accordance with its terms.

Very truly yours, THE FEDERAL REPUBLIC OF NIGERIA

By	/s/ Abraham Nwankwo
Title:	Director-General
The Debt Management Office

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

THE STANDARD BANK OF SOUTH AFRICA LIMITED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Andrew Karp
Authorized Signatory

By: THE STANDARD BANK OF SOUTH AFRICA LIMITED

By	/s/ J. Penino Vinas
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	Principal Amount of Bonds
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$112,500,000
The Standard Bank of South Africa Limited	$112,500,000
First Bank of Nigeria Limited	$37,500,000
United Bank for Africa Plc	$37,500,000
Total	$300,000,000

Sch A

SCHEDULE B-1

Pricing Term Sheet

Filed pursuant to Rule 433

Registration Statement No.333-216840

June 19, 2016

THE FEDERAL REPUBLIC OF NIGERIA

U.S.$300,000,000 5.625% Diaspora Bonds due 2022

Final Term Sheet

Issuer:	The Federal Republic of Nigeria

Principal Amount:	U.S.$300,000,000

Maturity Date:	June 27, 2022

Coupon:	5.625% per annum (payable semi-annually in arrears)

Ranking:	Direct, general, unconditional, unsubordinated external indebtedness

Public Offering Price:	100.00% plus accrued interest, if any, from June 27, 2017

Gross Proceeds:	U.S.$300,000,000

Use of Proceeds	Budgeted capital expenditures

Pricing Date:	June 19, 2017

Settlement Date:	June 27, 2017 (T+6)

Format:	SEC-Registered (No. 333-216840)

Interest Payment Dates:	December 27 and June 27, beginning December 27, 2017

Re-offer Yield:	5.625%

Benchmark Treasury:	T 1 3⁄4 05/31/22

Benchmark Treasury Price:	99-27+

Benchmark Treasury Yield:	1.778%

Re-offer Spread over Benchmark Treasury:	384.7 bps

Midswaps Yield:	1.851%

Re-offer Spread over Midswaps:	377.4 bps

Underwriting Discount:	0.80%

Optional Redemption:	None

Day Count:	30/360

Sch B

Primary Listing:	Main Market of the London Stock Exchange

Minimum Denominations:	U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

CUSIP:	65412A EK4

ISIN:	US65412AEK43

Governing Law:	New York Law

Joint Lead Managers/Allocation:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated (U.S.$112,500,000)

The Standard Bank of South Africa Limited (U.S.$112,500,000)

First Bank of Nigeria Limited (U.S.$37,500,000)

United Bank for Africa Plc (U.S.$37,500,000)

B&D:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Issuer Ratings*:	[Intentionally Omitted]

Issue Ratings*:	[Intentionally Omitted]

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC, including the Preliminary Prospectus to which this communication relates, for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free +1-800-294-1322.

A Preliminary Prospectus, dated June 12, 2017, accompanies this free-writing prospectus and is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/1627521/000119312517200743/d334746dsba.htm

Materials relating to the offering may not be distributed to any person in the European Economic Area other than a person that is a “qualified investor” (as defined in EU Directive 2003/71/EC, as amended (the “Directive”)) and the distribution of such materials may be restricted by law in certain other jurisdictions. The offering is void in all jurisdictions where it is prohibited. If materials relating to the offering come into your possession, you are required by the Issuer to inform yourself of and to observe all of these restrictions. The materials relating to the offering, including this communication, do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the offering be made by a licensed broker or dealer and a Joint Lead Manager or any affiliate of a Joint Lead Manager is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the Joint Lead Manager or such affiliate on behalf of the Issuer in that jurisdiction. Any offers and sales of the securities in the United States will be made only through one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law.

This communication does not constitute an offer or solicitation of an offer to buy or sell securities in any jurisdiction where such an offer or solicitation is not permitted. This communication is an advertisement and not a prospectus for the purposes of the Directive or Part VI of the Financial Services and Markets Act 2000. A prospectus (the “Prospectus”) relating to the securities will be prepared and made available to the public in the EU in accordance with the Directive. Investors should not purchase any securities except on the basis of information contained in the registration statement relating to the securities and the Prospectus.

The prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the securities will not be listed on the SIX Swiss Exchange. Therefore, the prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the securities may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the securities with a view to distribution. Any such investors will be individually approached by the Joint Lead Managers from time to time.

Sch B

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch B

SCHEDULE B-2

Issuer Free Writing Prospectuses

•	The investor presentation dated June 8, 2017 in connection with the Securities.
•	The investor presentation dated June 13, 2017 in connection with the Securities.

Sch B

SCHEDULE B-3

Other Materials

•	the Rule 135 press release by the Issuer dated March 27, 2017 in connection with the initial filing of the registration statement pursuant to Schedule B on March 20, 2017.
•	the Rule 134 press release by the Issuer dated June 7, 2017 concerning the Securities.
•	the advertisement by the Issuer concerning the Securities published on the New York Times and the Wall Street Journal on June 8, 2017.
•	the advertisement by the Issuer concerning the Securities published on the Financial Times on June 9, 2017.
•	the advertisement by the Issuer concerning the Securities published on the International Financing Review on June 10, 2017.

Sch B